Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ECN Capital and Skyline Champion Announce Strategic Relationship

Skyline Champion to Make C$185 Million Strategic Investment in ECN Capital

ECN Capital and Skyline Champion to Establish New Captive Finance Company

Toronto, Canada and Troy, Michigan – August 14, 2023 – ECN Capital Corp. (TSX: ECN) (“ECN Capital”) and Skyline Champion Corporation (NYSE: SKY) (“Skyline Champion”) today announced that they have entered into a share subscription agreement (the “Subscription Agreement”) pursuant to which Skyline Champion has agreed to make an approximately C$185 million (US$138 million) equity investment in ECN Capital on a private placement basis (the “Private Placement”) in exchange for 33,550,000 common shares of ECN Capital (the “Common Shares”) and 27,450,000 mandatory convertible preferred shares, Series E of ECN Capital (“Convertible Preferred Shares”). Upon closing of the Private Placement, Skyline Champion is expected to beneficially own an approximately 19.9% interest in ECN Capital (assuming the conversion of all Convertible Preferred Shares).

In connection with the Private Placement, ECN Capital and Skyline Champion will form a captive finance company that will be 51% owned by Skyline Champion and 49% owned by Triad Financial Services, Inc. (“Triad”), a wholly-owned subsidiary of ECN Capital. The captive finance company will provide a tailored retail finance loan program for customers and a new branded floorplan offering for Skyline Champion and its affiliates in the manufactured home finance space and will operate with services provided by Triad.

The captive finance company is expected to enable both companies to work more closely together to grow their respective businesses and create value for their stakeholders. Among other things, the captive finance company is expected to:

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drive greater demand for product by providing broader and more attractive financing options and services for Skyline Champion’s customers;
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enhance Skyline Champion’s turn-key homebuying solutions while magnifying the benefits of their digital and direct-to-consumer strategic investments; and
•
generate increased retail loan originations and floorplan balances, driving growth and scale efficiencies for Triad.

"We are pleased to announce this new and expanded partnership with Skyline Champion, a leading participant in the North American manufactured housing sector”, said Steven Hudson, Chief Executive Officer of ECN Capital. “This transaction represents the culmination of the strategic review process that we commenced earlier this year, and we are very excited by the significant growth opportunities that the establishment of the new captive finance company will bring to Triad. The concurrent equity and preferred share investments in ECN Capital also represent a strong endorsement of ECN Capital’s business model and the value of our plaform.”

“We are excited to announce this new strategic collaboration with one of our long-standing business partners,” said Mark Yost, Skyline Champion’s President and Chief Executive Officer. “The partnership with Triad will help streamline the homebuying experience for our channel partners as well as the consumers of our homes. This will allow us to expand our ability to offer affordable housing solutions more efficiently while driving company-wide growth. The asset-light model of these financing solutions combined with the strength of our balance sheet allow us to partner with ECN Capital while continuing our investments in our longer-term commercial and operational initiatives. We are excited about the future and the benefits this investment will bring to both companies’ stakeholders.”

Key Private Placement Details

Equity Investment

Pursuant to the Subscription Agreement, Skyline Champion has agreed acquire 33,550,000 Common Shares and 27,450,000 Convertible Preferred Shares, in each case at a price per share equal to C$3.04 (the “Share Issue Price”).

The Convertible Preferred Shares are initially convertible on a one-for-one basis into an aggregate of 27,450,000 Common Shares based on an initial liquidation preference and conversion price equal to the Share Issue Price, which are subject to customary anti-dilution adjustments. The Convertible Preferred Shares are convertible at any time at the option of Skyline Champion, are convertible at the option of ECN Capital in connection with a change of control of ECN Capital and will automatically convert into Common Shares on the fifth anniversary of closing of the Private Placement, in each case subject to a conversion cap in the event that, as a result of any conversion, Skyline Champion would hold in excess of 19.9% of outstanding Common Shares.

The Convertible Preferred Shares will receive cumulative cash dividends at a rate of 4.0% per annum on the liquidation preference, payable semi-annually.

The holder of the Convertible Preferred Shares will be entitled to vote on an as-converted basis for all matters on which holders of Common Shares vote and, except as otherwise required by law, will vote together as a single class with the Common Shares.

The Convertible Preferred Shares will not be transferrable other than to affiliates of Skyline Champion or with the prior approval of the Board of Directors of ECN Capital. The Common Shares to be acquired by Skyline Champion pursuant to the Private Placement are subject to a two-year lock-up period, subject to permitted transfers to affiliates of Skyline Champion.

While the Convertible Preferred Shares will not be listed on any stock exchange, ECN Capital has applied for conditional approval for the listing of the underlying Common Shares on the TSX. ECN Capital has also applied for conditional approval from the TSX for the listing of the Common Shares to be acquired by Skyline Champion pursuant to the Private Placement.

ECN Capital intends to use the net proceeds of the Private Placement for general corporate purposes.

Investor Rights Agreement

Pursuant to an investor rights agreement to be entered into on closing of the Private Placement (the “Investor Rights Agreement”), Skyline Champion will have the right to nominate one director to serve on the Board of Directors of ECN Capital. On closing, ECN Capital intends to appoint Mark Yost, President and Chief Executive Officer of Skyline Champion, to the Board of Directors of ECN Capital.

The Investor Rights Agreement will also provide for, among other things, customary piggy-pack registration rights, pre-emptive rights, standstill and voting support obligations. In addition, in light of the strategic partnership between ECN Capital and Skyline Champion, consisting of the Private Placement and the captive finance company, ECN Capital will also agree pursuant to the Investor Rights Agreement that for a two-year period from closing of the Private Placement: (i) unanimous approval of the Board of Directors of ECN Capital will be required in order to market the sale of Triad, pursue any material acquisitions or dispositions outside of the ordinary course (subject to certain agreed upon dispositions) or pay any dividends in excess of ECN Capital’s current quarterly dividends on its Common Shares and existing preferred shares and dividends on the Convertible Preferred Shares; and (ii) Skyline Champion will have a right to match in connection with unsolicited offers to acquire ECN Capital or Triad.

Conditions to Closing

The Private Placement is anticipated to close in September 2023, subject to certain customary closing conditions including the receipt of conditional approval from the TSX and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Conference Call and Webcast Information:

ECN Capital will be hosting an analyst briefing to discuss its financial statements and management discussion and analysis for the three-month period ended June 30, 2023 and its strategic relationship with Skyline Champion commencing at 6:30 p.m. Eastern Time on August 14, 2023. The call can be accessed as follows:

Webcast	https://services.choruscall.ca/links/ecncapitalcorp2023q2.html
Toll-free dial in	North America 1-800-319-4610 International 1-416-915-3239
Presentation slides	http://ecncapitalcorp.com/investors/presentations

A telephone replay of ECN Capital’s conference call may also be accessed until September 14, 2023 by dialing 1-800-319-6413 and entering the passcode 0363#.

Skyline Champion management will host a conference call tomorrow, August 15, 2023, at 9:00 a.m. Eastern Time, to discuss this transaction.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13740713. The replay will be available until 11:59 P.M. Eastern Time on August 29, 2023.

Additional Information

ECN Capital intends to file a material change report in connection with the transactions contemplated by this news release, which will be available under ECN Capital’s profile on SEDAR+ at www.sedarplus.ca. In connection therewith, a copy of the Subscription Agreement and the exhibits thereto, including the form of Investor Rights Agreement and share terms for the Convertible Preferred Shares (the “Share Terms”), will be filed with the applicable Canadian securities regulators on SEDAR+ at www.sedarplus.ca. The above descriptions of the terms and conditions of the Subscription Agreement, Investor Rights Agreement and Share Terms are expressly qualified in their entirety by the full text of the as filed documents.

Advisors

CIBC Capital Markets, BMO Capital Markets and Goldman Sachs are serving as financial advisors to ECN Capital and Blake, Cassels & Graydon LLP, Cravath, Swaine & Moore LLP and McGlinchey Stafford PLLC are serving as legal counsel.

Jefferies LLC is serving as financial advisor to Skyline Champion, and King & Spalding LLP and McCarthy Tetrault LLP are serving as legal counsel.

About ECN Capital Corp.

With managed assets of US$4.7 billion, ECN Capital Corp. (TSX: ECN) is a leading provider of business services to North American based banks, credit unions, life insurance companies, pension funds and institutional investors (collectively our “Partners”). ECN Capital originates, manages and advises on credit assets on behalf of its Partners, specifically consumer (manufactured housing and recreational vehicle and marine) loans and commercial (inventory finance or floorplan) loans. Our Partners are seeking high quality assets to match with their deposits, term insurance or other liabilities. These services are offered through two operating segments: (i) Manufactured Housing Finance, and (ii) Recreational Vehicles and Marine Finance.

About Skyline Champion

Skyline Champion Corporation (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 7,600 people. With more than 70 years of homebuilding experience and 44 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Skyline Champion provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 31 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, the “forward-looking statements”). Such statements are based on the current expectations and views of future events of ECN Capital’s and Skyline Champion’s management. In some cases the forward-looking statements can be identified by words or phrases such as “will”, “expect”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify forward-looking statements. Forward-looking statements in this press release include those relating to the Private Placement and the establishment of the captive finance company, including the anticipating timing of closing of the Private Placement, the expected use of proceeds of the Private Placement, the expected appointment of Mark Yost to the Board of Directors of ECN Capital and the anticipated benefits of the Private Placement and the captive finance company to ECN Capital and Skyline Champion, including the provision of more attractive financing options for Skyline Champion’s customers, driving greater demand for Skyline Champion’s products and generating increased originations and balances for Triad. The forward-looking statements discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting ECN Capital and Skyline Champion, including risks regarding expected timing of the closing of the Private Placement and launch of the captive finance company, the market’s acceptance of the captive finance company’s retail finance program and branded floorplan offering, the parties’ plans, strategies and objectives and other factors beyond the control of ECN Capital and Skyline Champion. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause ECN Capital’s and Skyline Champion’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements contained herein. Accordingly, readers should not place undue reliance on such forward-looking statements. A discussion of the material risks and assumptions associated with ECN Capital’s business can be found in ECN Capital’s Management Discussion and Analysis for the three and six months ended June 30, 2023 and Annual Information Form dated March 30, 2023 which can be accessed at www.sedarplus.ca. A discussion of the material risks and assumptions associated with Skyline Champion’s business can be found in Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023 previously filed with the Securities and Exchange Commission (“SEC”), as well as in Skyline Champion’s Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC. Accordingly, readers should not place undue reliance on any forward-looking statements or information. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and ECN Capital and Skyline Champion do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contact

John Wimsatt
561-389-2334
jwimsatt@ecncapitalcorp.com

Kevin Doherty
248-614-8211
investorrelations@championhomes.com